EXHIBIT 10.2

(English Translation of an Agreement drafted in Mandarin in Chinese)

Agreement on Payment of Charges for the obtaining of Approval for Construction

Party A   :    Shanghai Quo Advertising Company Limited

Party B   :    Nanjing Yiyi Culture Advertising Company Limited

1.	Definition of Charges

In this Agreement, “Charges” means the approval fees payable in order to obtain the approval of the project for the construction of full coloured LED panels project in the City of Nanjing (“Project”).

2.	The Amount of Charges

The aggregate amount of the Charges shall be RMB100,000.00 only, inclusive of all relevant taxes.

3.	Method of Payment

(a) Party A agrees and undertakes that it will pay the sum of RMB500,000.00 to Party B within 7 working days after the signing of the Business Joint Venture Agreement between Nanjing Yiyi Culture Advertising Company Limited and Shanghai Quo Advertising Company Limited for the Project for the construction of full colored LED panels in the City of Shanghai.

(b) The Charges constitute all the charges and expenses payable by Party B in the stage of the Project throughout the process for the application for approval for the Project.

4.	Other Terms

(a) Neither party to this Agreement may disclose the contents of this Agreement to a third party in any manner without the disclosure being approved by both parties. In the event of one of the parties hereto contravening this covenant the party who violates this covenant shall bear and be responsible for all legal and economical liabilities thereby occasioned.

(b) This Agreement will take effect officially on the date of signature of the same by both Party A and Party B.

(c)	This Agreement is made in duplicate and each of Party A and Party B shall be entitled to retain one of the duplicate and the duplicate Agreements shall have equal effect under the law.

(d)	All matters that have not been adequately provided for in the terms of this Agreement may be resolved by friendly negotiation between the parties hereto and upon the parties reaching consensus on such matter, may be put into a legal document as a supplement to these presents. Supplementary agreements like that shall have legal effects equal to this Agreement.

Party A : Shanghai Quo Advertising	Party B : Nanjing Yiyi Culture
Company Limited	Advertising Company Limited
Representative : Hu Xiao	Representative : Wei Kai Ming

/s/ Hu Xiao	/s/ Wei Kai Ming

Date of Signing :	Date of Signing :
9th February, 2007	9th February, 2007
(Seal of Corporation)	(Seal of Corporation)